Exhibit 10.23

Execution Copy

Certain information identified by [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDMENT NUMBER TWO TO THE
SOFTGEL COMMERCIAL MANUFACTURING AGREEMENT

This Amendment Number Two (“Amendment Number Two”) is made this of 12 day of November, 2012 (the “Effective Date”), by and between Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873 (“Catalent”) and Clarus Therapeutics, Inc., a corporation, having its principal place of business at 555 Skokie Blvd., #340, Northbrook, IL 60062 (“Clarus”).

WHEREAS, Catalent and Clarus previously entered into and executed a Softgel Commercial Manufacturing Agreement dated July 23, 2009 as amended by Amendment Number One dated October 23, 2012 (“Agreement”); and

WHEREAS, Catalent and Clarus now desire to amend the terms, conditions and provisions of the Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 16.1, first sentence of the Agreement is hereby deleted in its entirety and replaced with the following: “This Agreement shall commence on the Effective Date and shall continue for a period of six (6) years following the Commencement Date, unless earlier terminated under this Section or Section 16.2 (the “Initial Term”),

2.	Except as provided herein, all other terms, conditions and provisions of the Agreement shall remain in full force and effect.

3.	This Amendment Number Two may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Amendment Number Two shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed by their duly authorized corporate officers or representatives as of the Effective Date first above written.

Catalent Pharma Solutions, LLC		Clarus Therapeutics, Inc.

By:	/s/ Aris Gennadios	By:	/s/ Steven A. Bourne
Name:	Aris Gennadios, Ph.D.	Name:	Steve Bourne
Title:	VP and General Manager	Title:	CFO
Pharmaceutical Softgel
Date:	12 NOV 2012	Date:	November 12, 2012